Exhibit 4.2

EXECUTION VERSION

AMENDMENT NO. 1 TO THE
CREDIT AGREEMENT

Dated as of March 11, 2025

AMENDMENT NO. 1 TO THE CREDIT AGREEMENT (this “Amendment”) among DOLLAR GENERAL CORPORATION, a Tennessee corporation (the “Borrower”), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the “Lenders”) and CITIBANK, N.A., as agent (the “Agent”) for the Lenders.

PRELIMINARY STATEMENTS:

(1)           The Borrower, the Lenders and the Agent have entered into an Amended and Restated Credit Agreement dated as of September 3, 2024 (the “Credit Agreement”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

(2)           The Borrower has requested certain amendments to the Credit Agreement, and the parties hereto agree to such amendments as set forth in, and in accordance with the terms and conditions of, this Amendment (the Credit Agreement as so amended, the “Amended Credit Agreement”).

SECTION 1.         Amendments to Credit Agreement. As of the Amendment Effective Date (as defined below), subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Required Lenders and the Borrower hereby agree as follows:

(a) Section 1.01 of the Credit Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical order:

“Amendment Effective Date” means March 11, 2025.

“Covenant Relief Period” means the period commencing on the Amendment Effective Date and ending on (and including) the Covenant Relief Period Termination Date.

“Covenant Relief Period Termination Date” means the earlier of (a) January 30, 2026 and (b) the date on which the Agent receives a Covenant Relief Period Termination Notice from the Borrower.

“Covenant Relief Period Termination Notice” means a certificate of a Financial Officer of the Borrower (a) stating that the Borrower irrevocably elects to terminate the Covenant Relief Period effective as of the date set forth in such certificate (which date shall be no earlier than the date of the certificate) delivered

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to the Agent and (b) certifying that (x) a ratio of (i) Consolidated Total Debt to (ii) Consolidated EBITDAR, computed in accordance with Section 5.03(a), as of the most recent Measurement Date did not exceed 3.75 to 1.00, (y) a ratio of (i) Consolidated EBITDAR to (ii) the sum of Consolidated Interest Expense and Consolidated Rental Expense, computed in accordance with Section 5.03(b), as of the most recent Measurement Date, for the four consecutive fiscal quarters of the Borrower ending on such day, was not less than 2.00 to 1.00, and (z) at the time of and immediately after the Covenant Relief Period Termination Date, no Default shall have occurred and be continuing.

(b) Section 5.02(a) of the Credit Agreement is hereby amended by amending and restating clause (vii) thereof in full to read as follows:

(vii) Liens securing Debt of the Borrower and its Subsidiaries in an aggregate principal amount not to exceed at any time outstanding, together with any Debt incurred under Section 5.02(d)(x), 10% of Consolidated Net Tangible Assets; provided, however, that notwithstanding the foregoing, during the Covenant Relief Period the Liens incurred pursuant to this clause (vii) shall not secure Debt of the Borrower and its Subsidiaries in an aggregate principal amount exceeding at any time outstanding, together with any Debt incurred under Section 5.02(d)(x), 7.5% of Consolidated Net Tangible Assets; and

(c) Section 5.02(d) of the Credit Agreement is hereby amended by amending and restating clause (x) thereof in full to read as follows:

(x) other Debt aggregating for all of the Borrower’s Subsidiaries together with Debt secured by Liens permitted under Section 5.02(a)(vii) in an amount not to exceed at any one time outstanding 10% of Consolidated Net Tangible Assets; provided, however, that notwithstanding the foregoing, during the Covenant Relief Period the Debt incurred pursuant to this clause (x) shall not exceed at any one time outstanding, together with any Debt secured by Liens permitted under Section 5.02(a)(vii), 7.5% of Consolidated Net Tangible Assets.

(d) Section 5.02 of the Credit Agreement is hereby amended by inserting the following new subsection (f) immediately following subsection (e) thereof:

(f) Voting Stock Repurchases. During the Covenant Relief Period, the Borrower shall not make or agree to make, directly or indirectly, any purchase, redemption, retirement or other acquisition of shares of its Voting Stock or warrants or options to acquire any such shares, or incur any obligation (contingent or otherwise) to do so, at any time; provided, however that, the Borrower may at any time purchase, redeem, retire or otherwise acquire for value its Voting Stock (including any stock appreciation rights, restricted stock, restricted stock units, other stock-based awards, warrants or options in respect thereof) (i) from current or former employees or directors in the ordinary course of business in accordance with the terms of any management equity plan, stock option plan or any other similar employee benefit plan, agreement or arrangement and (ii) to the extent

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deemed to occur upon the exercise of options or warrants by current or former employees or directors to purchase capital stock or other equity interests surrendered in payment of all or a portion of the exercise price of such options or warrants or taxes in connection with such exercise or with the vesting or payment of equity awards.

(e) Section 5.03(a) of the Credit Agreement is hereby amended in full to read as follows:

(a)         Leverage Ratio. Maintain a ratio of (i) Consolidated Total Debt as of such Measurement Date to (ii) Consolidated EBITDAR for the four fiscal quarter period ending on such Measurement Date of not greater than (i) 4.75:1.00 during the Covenant Relief Period, and (ii) 3.75:1.00 at all other times.

(f)  Section 5.03(b) of the Credit Agreement is hereby amended in full to read as follows:

(b)         Fixed Charge Coverage Ratio. Maintain a ratio of (i) Consolidated EBITDAR for the four fiscal quarter period ending on such Measurement Date to (ii) the sum of Consolidated Interest Expense and Consolidated Rental Expense for the four fiscal quarter period ending on such Measurement Date of not less than (i) 1.50:1.00 during the Covenant Relief Period, and (ii) 2.00:1.00 at all other times.

(g) Schedule 4.01(f) of the Credit Agreement is hereby amended in full to read as set forth on Schedule 4.01(f) hereto.

SECTION 2.         Conditions of Effectiveness. This Amendment shall become effective on and as of the date (the “Amendment Effective Date”) on which the following conditions shall have been satisfied:

(a)           the Agent shall have received counterparts of this Amendment executed by the Borrower, the Required Lenders and the Agent; and

(b)           the Agent shall have received, for the account of each Lender party to this Amendment, an upfront fee equal to 0.02% of the principal amount of such Lender's Commitment immediately prior to the effectiveness of this Amendment.

SECTION 3.         Representations and Warranties of the Borrower. The Borrower represents and warrants that (i) representations and warranties contained in Section 4.01 of the Amended Credit Agreement are true and correct in all material respects (other than any representation or warranty qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) on and as of the Amendment Effective Date, except to the extent any of such representations and warranties refers to an earlier date, in which case such representation and warranty shall be true and correct in all material respects (other than any representation or warranty qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) on and as of such date and (ii) no event has occurred and is continuing that constitutes a Default.

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SECTION 4.         Reference to and Effect on the Loan Documents. (a)  On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Amended Credit Agreement.

(b)           The Credit Agreement and the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c)           The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under the Credit Agreement or any other Loan Documents, nor constitute a waiver of any provision of the Credit Agreement or any other Loan Documents.

(d)           This Amendment is subject to the provisions of Section 8.01 of the Credit Agreement and shall be deemed to constitute a Loan Document.

SECTION 5.         Costs and Expenses. The Borrower shall pay all reasonable out of pocket expenses incurred by the Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Agent), in connection with the preparation, negotiation, execution and delivery of this Amendment in accordance with Section 8.04 of the Amended Credit Agreement.

SECTION 6.         Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or email shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 7.         Governing Law. This Amendment and shall be governed by, and construed in accordance with, the law of the State of New York.

[REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK].

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

DOLLAR GENERAL CORPORATION, as Borrower

By:	/s/ Kelly M. Dilts
Name:	Kelly M. Dilts
Title:	Executive Vice President and Chief Financial Officer

CITIBANK, N.A., as Agent

By:	/s/ Michael Vondriska
Name:	Michael Vondriska
Title:	Vice President

[Signature Page to Dollar General Amendment No. 1 (2025)]

SIGNATURE PAGE

Consent to amend the Credit Agreement as provided in the forgoing Amendment:

CITIBANK, N.A.

By:	/s/ Michael Vondriska
Name:	Michael Vondriska
Title:	Vice President

[Signature Page to Dollar General Amendment No. 1 (2025)]

SIGNATURE PAGE

Consent to amend the Credit Agreement as provided in the forgoing Amendment:

Bank of America, N.A.

By:	/s/ Michelle L. Walker
Name:	Michelle L. Walker
Title:	Director

[Signature Page to Dollar General Amendment No. 1 (2025)]

SIGNATURE PAGE

Consent to amend the Credit Agreement as provided in the forgoing Amendment:

Goldman Sachs Bank USA

By:	/s/ Priyankush Goswami
Name:	Priyankush Goswami
Title:	Authorized Signatory

[Signature Page to Dollar General Amendment No. 1 (2025)]

SIGNATURE PAGE

Consent to amend the Credit Agreement as provided in the forgoing Amendment:

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Peter Hale
Name:	Peter Hale
Title:	Vice President

[Signature Page to Dollar General Amendment No. 1 (2025)]

SIGNATURE PAGE

Consent to amend the Credit Agreement as provided in the forgoing Amendment:

WELLS FARGO BANK, N.A.

By:	/s/ Carl Hinrichs
Name:	Carl Hinrichs
Title:	Executive Director

[Signature Page to Dollar General Amendment No. 1 (2025)]

SIGNATURE PAGE

Consent to amend the Credit Agreement as provided in the forgoing Amendment:

Fifth Third Bank, National Association

By:	/s/ Nate Calloway
Name:	Nate Calloway
Title:	Corporate Banking Associate, Officer

[Signature Page to Dollar General Amendment No. 1 (2025)]

SIGNATURE PAGE

Consent to amend the Credit Agreement as provided in the forgoing Amendment:

JPMORGAN CHASE BANK, N.A.

By:	/s/ Charles Shaw
Name:	Charles Shaw
Title:	Executive Director

[Signature Page to Dollar General Amendment No. 1 (2025)]

SIGNATURE PAGE

Consent to amend the Credit Agreement as provided in the forgoing Amendment:

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Madison Bowlds
Name:	Madison Bowlds
Title:	Assistant Vice President

[Signature Page to Dollar General Amendment No. 1 (2025)]

SIGNATURE PAGE

Consent to amend the Credit Agreement as provided in the forgoing Amendment:

Regions Bank,

By:	/s/ Tyler Nissen
Name:	Tyler Nissen
Title:	Director

[Signature Page to Dollar General Amendment No. 1 (2025)]

SIGNATURE PAGE

Consent to amend the Credit Agreement as provided in the forgoing Amendment:

The Huntington National Bank

By:	/s/ Scott Lyman
Name:	Scott Lyman
Title:	Vice President

[Signature Page to Dollar General Amendment No. 1 (2025)]

SIGNATURE PAGE

Consent to amend the Credit Agreement as provided in the forgoing Amendment:

Truist Bank

By:	/s/ Steve Curran
Name:	Steve Curran
Title:	Director

[Signature Page to Dollar General Amendment No. 1 (2025)]

SIGNATURE PAGE

Consent to amend the Credit Agreement as provided in the forgoing Amendment:

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH

By:	/s/ Brian Crowley
Name:	Brian Crowley
Title:	Managing Director

By:	/s/ Armen Semizian
Name:	Armen Semizian
Title:	Managing Director

[Signature Page to Dollar General Amendment No. 1 (2025)]

SIGNATURE PAGE

Consent to amend the Credit Agreement as provided in the forgoing Amendment:

KeyBank National Association

By:	/s/ Marianne T. Meil
Name:	MARIANNE T. MEIL
Title:	SR. VICE PRESIDENT

[Signature Page to Dollar General Amendment No. 1 (2025)]

SIGNATURE PAGE

Consent to amend the Credit Agreement as provided in the forgoing Amendment:

BMO Bank N.A.

By:	/s/ Kendal B. Kumzi
Name:	Kendal B. Kumzi
Title:	Director

[Signature Page to Dollar General Amendment No. 1 (2025)]

SIGNATURE PAGE

Consent to amend the Credit Agreement as provided in the forgoing Amendment:

FIRST HORIZON BANK

By:	/s/ Kenneth Crapse
Name:	Kenneth Crapse
Title:	SVP

[Signature Page to Dollar General Amendment No. 1 (2025)]

SIGNATURE PAGE

Consent to amend the Credit Agreement as provided in the forgoing Amendment:

THE NORTHERN TRUST COMPANY

By:	/s/ Mike Fornal
Name:	Mike Fornal
Title:	Senior Vice President

[Signature Page to Dollar General Amendment No. 1 (2025)]

Schedule 4.01 (f)

DISCLOSED LITIGATION

[schedule omitted]